UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2013

DYNAMICS RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434

(Address of principal executive offices) (Zip Code)

978-289-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 20, 2013, Dynamics Research Corporation, a Massachusetts corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Engility Corporation, a Delaware corporation (“Engility”) and wholly-owned subsidiary of Engility Holdings, Inc., a Delaware corporation (“Holdings”), and Engility Solutions, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Engility (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, resulting in the Company being the surviving corporation and a wholly-owned subsidiary of Engility (the “Merger”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub has agreed to commence a tender offer to acquire all of the outstanding shares of the Company’s common stock, par value $0.10 per share (the “Shares”), for a purchase price of $11.50 per Share, net to the holder thereof in cash (the “Offer Price”), without interest and net of withholding taxes (the “Offer”).

On December 20, 2013, the Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the United States Securities and Exchange Commission (“SEC”) recommending that the Company’s shareholders tender their Shares into the Offer.

The Offer is not subject to a financing condition. The acceptance of Shares for payment of the Offer Price at the expiration of the Offer will be conditioned on:

•	at least two-thirds of all outstanding Shares on a fully-diluted basis having been validly tendered into (and not withdrawn from) the Offer prior to the expiration date of the Offer,

•	expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended,

•	the absence of legal restraints enjoining or otherwise preventing or prohibiting the consummation of the Offer, the Top-Up Option (defined below), and

•	other customary conditions.

Following the acceptance of Shares tendered in the Offer for payment, Engility has an option to purchase from the Company the number of Shares required for the Merger to become effective without a meeting of shareholders in accordance with Section 11.05 of the Massachusetts Business Corporation Act (the “Top-Up Option”). If the Top-Up Option is not exercised after completion of the Offer, or cannot be exercised because the Company does not have enough authorized Shares to permit such a Merger, then each of the Company and Engility has the right to cause the Company to call a meeting of the shareholders of the Company for the purpose of approving the Merger.

Subject to the terms and conditions of the Merger Agreement, the Merger will be consummated as soon as practicable following the completion of the Offer, subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.10 per share, other than Shares held by the Company, Engility, Merger Sub or any of their respective direct or indirect wholly-owned subsidiaries and any shares held by shareholders who perfect their appraisal rights (if applicable), will be converted into the right to receive the Offer Price.

Immediately prior to the effective time of the Merger, each Share that is subject to vesting or forfeiture conditions shall become fully vested and shall, at the effective time of the Merger, be converted into the right to receive the Offer Price. At the effective time of the Merger, each outstanding option to purchase Shares shall become fully vested and convert into the right to receive the applicable cash payment, if any. The cash payment amount, if any, an option holder will be entitled to will be the product of (i) the Offer Price less the applicable per-share exercise price multiplied by (ii) the number of Shares issuable upon exercise of the Option.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, without limitation, operation of the Company in the ordinary course of business and customary restrictions in the conduct of the business of the Company prior to the consummation of the Merger. Furthermore, unless the Merger Agreement is terminated and except under specified circumstances, the Company is restricted from soliciting additional acquisition proposals, participating in discussions in furtherance of an acquisition proposal, entering into agreements with respect to acquisition proposals, waiving standstill agreements or proposing to do any of the foregoing. Under certain circumstances, the Company may participate in discussions when its board of directors reasonably believes that a written proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the Merger Agreement).

Subject to compliance with its obligations in respect of other acquisition proposals and the other terms and conditions of the Merger Agreement, prior to the acceptance of Shares for payment in the Offer, the Company’s board of directors may change its recommendation with respect to certain intervening events or an acquisition proposal or may terminate the Merger Agreement and enter into a definitive agreement with respect to an acquisition proposal, subject to payment of the fees described below, if the Company’s board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal or that an intervening event has occurred, and that failure to take such action would be inconsistent with the board’s fiduciary duties. Before the board of directors may take such action, however, Engility may match such superior proposal, and the Company is obligated to negotiate in good faith with Engility in connection therewith.

Upon termination of the Merger Agreement under certain circumstances, the Company would be required to pay Engility a termination fee of $3,030,250.00. In addition, upon termination under certain circumstances, the Company would be required to reimburse Engility for expenses of up to $600,000.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which has been filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Holdings, Engility or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by the Company to Engility and Merger Sub in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Engility and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Engility or Merger Sub or any of their respective businesses.

Tender and Voting Agreements

On December 20, 2013, as an inducement for Engility and Merger Sub to enter into the Merger Agreement, each member of the Company’s board of directors, as well as David Keleher, the Senior Vice President, Chief Financial Officer and Treasurer of the Company, entered into a Tender and Voting Agreement (each, a “Related Agreement”), including an irrevocable proxy. Under the Related Agreements, each director or officer of the Company party thereto agreed, among other things, to tender his Shares pursuant to the Offer and, if necessary, vote his Shares in favor of the adoption of the Merger Agreement and the approval of the Merger. Further, each director and officer party to a Related Agreement has agreed that, subject to limited exceptions, he will not otherwise transfer or dispose of any of his Shares. Collectively, the Shares that are subject to the Related Agreements represent 10.3% of the Company’s issued and outstanding Shares. Each director and officer party thereto has entered into a Related Agreement solely in his capacity as a shareholder of the Company and not in his capacity as a director or officer of the Company.

The Related Agreement will terminate upon the termination of the Merger Agreement.

The foregoing summary of the Related Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Related Agreement, a form of which has been filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Amendment to Rights Agreement

On December 20, 2013, the Company and American Stock Transfer & Trust Company (the “Rights Agent”) entered into an amendment (the “Rights Amendment”) to the Amended and Restated Rights Agreement, dated as of July 23, 2008 (the “Rights Agreement”), between the Company and the Rights Agent. Pursuant to the Rights Amendment, the Rights Agreement has been amended to provide that none of the execution and delivery of the Merger Agreement, the execution and delivery of the Related Agreements, the making of the Offer, the exercise of the top-up option, the completion of the Offer or the Merger or the other transactions contemplated by the Merger Agreement, or the consummation of transactions required by or provided for in the Related Agreements, will be deemed to result in (i) the occurrence of a “Stock Acquisition Date”, a “Distribution Date” or a “Common Stock Event” (each as defined in the Rights Agreement) or (ii) the classification of any of the parties to a Related Agreement or any of their respective affiliates as an “Acquiring Person” (as defined in the Rights Agreement).

The foregoing summary of the Rights Amendment does not purport to be complete and is subject to and qualified in its entirety by, reference to the full text of the Rights Amendment, a copy of which has been filed as Exhibit 4.1 to the Company’s Amendment No. 1 to Form 8-A (File No. 001-34135) filed with the SEC on the date hereof and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Top-Up Option is incorporated by reference into this item. The Top-Up Option was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01 under the heading “Amendment to Rights Agreement” and in Item 5.03 under the heading “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated by reference into this item.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the approval by the Board of the Merger Agreement, the Company agreed to terminate its Change of Control Agreement and Employment Agreement with James P. Regan, the Company’s Chairman, President and Chief Executive Officer, subject to the consummation of the Offer. In lieu thereof, the Company entered into a letter agreement, pursuant to which Mr. Regan would receive a special transaction success bonus of $2.5 million, contingent on the successful completion of the Merger and Mr. Regan’s continued employment by the Company through completion of the Merger, among other things. The Company also entered into letter agreements with each of David Keleher, Senior Vice President and Chief Financial Officer of the Company, and Helen E. Tsingos, Chief Legal Officer and Secretary of the Company, pursuant to which they would receive transaction success retention bonuses of $600,000 and $100,000, respectively, in each case contingent upon the successful completion of the Merger and continued employment by the Company through completion of the Merger, among other things. Half of such retention bonus would be payable at the closing of the Merger, and the other half would be paid at the earlier of (i) the six-month anniversary of the closing of the Merger or (ii) the employee’s termination without cause, or the employee’s voluntary termination without good reason.

Furthermore, the Company’s Special Severance Plan is due to expire at year end. In lieu thereof, the Company has entered into a new Special Severance Plan pursuant to which the participants would receive a lump sum cash payment if the participant is terminated without cause or terminates his or her employment for good reason within a period following a change in control. The amount of such payment would be equal to a multiple of such participant’s monthly salary and monthly pro-rated portion of target annual incentive compensation, plus a multiple of monthly premiums for health benefits. If they become eligible for payment under the Company’s new Special Severance Plan:

•	Mr. Keleher would receive payment for 18 months of benefit, presently valued at approximately $631,314;

•	Ms. Tsingos would receive payment for 12 months of benefit, presently valued at approximately $216,370; and

•	Steven P. Wentzell, Senior Vice President and General Manager, Human Resources, would receive payment for 12 months of benefit, presently valued at approximately $347,580.

The foregoing summaries of the letter agreements and the new Special Severance Plan do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the letter agreements and new Special Severance Plan, which have been filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2013, the Company amended its Amended and Restated By-Laws to opt out of Chapter 110D of the Massachusetts General Laws relating to control share acquisitions.

Item 8.01.	Other Events.

On December 23, 2013, the Company and Holdings issued a joint press release announcing the execution of the Merger Agreement, a copy of which has been filed herewith as Exhibit 99.1.

Additional Information and Where to Find It

The tender offer for the outstanding common stock of the Company referred to in this document has not yet commenced. This document is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company Common Stock will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the Securities and Exchange Commission. At that time, the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) and other relevant materials in connection with the Merger Agreement, the Offer and the Merger. The Schedule 14D-9 will be provided to the shareholders of the Company. SHAREHOLDERS ARE STRONGLY ADVISED TO CAREFULLY READ THE SCHEDULE 14D-9 BEFORE DETERMINING WHETHER TO TENDER THEIR SHARES IN THE OFFER. The Company’s shareholders will be able to obtain, without charge, a copy of the Schedule 14d-9 and other relevant documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, documents filed with the SEC by the Company will be available free of charge through the Company’s website, www.drc.com, by clicking on the “Investor Relations” page and selecting “SEC Filings”.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts and projections about the Company and the beliefs and assumptions of the management of the Company. Words such as “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans”, “projects”, “may”, “will”, “should” and other similar expressions are intended to identify such forward-looking statements. These forward-looking statements are predictions of future events or trends and are not statements of historical matters. These statements are based on current expectations and beliefs of the Company and involve a number of risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Among others, the following risks and uncertainties could cause actual results to differ from those set forth in the forward-looking statements: (i) that the Offer or the Merger may not be consummated in a timely manner, if at all; (ii) uncertainty as to the number of shareholders who will tender their Shares in the Offer; (iii) failure to obtain applicable regulatory approvals, or that a governmental entity may prohibit, delay or enjoin the Merger; (iv) that the Merger Agreement may be terminated in circumstances that would cause the Company to pay Engility a termination fee, (v) that the business of the Company may suffer as a result of the proposed Merger and the Merger Agreement is terminated; (vi) failure to satisfy conditions to the acceptance of Shares for payment in the Offer or the consummation of the Merger; and (vii) general economic and business conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or in the case of the statements incorporated by reference. Additional risk factors that may affect future results are contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2013 and in the Company’s other filings with the SEC. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

By:	/s/ James P. Regan
James P. Regan
Chairman, President and Chief Executive Officer

December 23, 2013

Exhibit Index

Exhibit Number	Exhibit Name	Location

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Dynamics Research Corporation, Engility Corporation and Engility Solutions, Inc. (Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.).	Filed herewith.

2.2	Form of Tender and Voting Agreement, dated as of December 20, 2013, by and among Engility Corporation, Engility Solutions, Inc., and each of the directors and officers of Dynamics Research Corporation set forth therein.	Filed herewith.

3.1	Amended and Restated By-Laws of Dynamics Research Corporation, as amended.	Filed herewith.

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 20, 2013, between the Company and American Stock Transfer & Trust Company, as Rights Agent.	Exhibit 4.1 to the Company’s Amendment No. 1 to Form 8-A filed with the Securities and Exchange Commission on December 23, 2013 (File No. 001-34135).

10.1	Letter Agreement – Special Transaction Success Bonus, dated as of December 20, 2013 between Dynamics Research Corporation and James P. Regan.	Filed herewith.

10.2	Letter Agreement – Transaction Retention Bonus, dated as of December 20, 2013 between Dynamics Research Corporation and David Keleher.	Filed herewith.

10.3	Letter Agreement – Transaction Retention Bonus, dated as of December 20, 2013 between Dynamics Research Corporation and Helen E. Tsingos.	Filed herewith.

10.4	Dynamics Research Corporation Special Severance Plan.	Filed herewith.

99.1	Joint Press Release of Engility Holdings, Inc. and Dynamics Research Corporation dated December 23, 2013.	Filed herewith.